UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 23, 2021
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definition Agreement.

On January 18, 2021, Novan, Inc. (the “Company”) entered into a Lease dated as of January 18, 2021 (the “Lease”), by and between the Company and Copper II 2020, LLC (“Landlord”), as subsequently amended, pursuant to which the Company leases its corporate headquarters at 4020 Stirrup Creek Drive, Durham, North Carolina 27703 (the “Premises”). On November 23, 2021, the Company entered into a second amendment to the Lease (the “Amendment”), whereby the Company has expanded the Premises to lease approximately 3,642 additional rentable square feet (the “Expansion Premises”). Pursuant to the terms of the Amendment, the annual base rent per rentable square foot for the Expansion Premises will be $30.50 with rent commencing nine (9) months after the Amendment execution date. Beginning November 1, 2022, and annually thereafter, the annual base rent per rentable square foot will be increased by 3%. The Company continues to be obligated to pay its pro rata portion of taxes and operating expenses for the building as well as maintenance and insurance for the Premises, including the Expansion Premises, all as provided for in the Lease.

Landlord has agreed to provide the Company with an Expansion Premises tenant improvement allowance in an amount not to exceed $115 per rentable square foot in the Expansion Premises. Pursuant to the terms of the Amendment, the Company delivered to Landlord a letter of credit amendment that evidenced an additional amount of $111,081 being subject to the current letter of credit, in lieu of an additional cash security deposit, as collateral for the full performance by the Company of all of its obligations under the Lease.

All other material terms, conditions, rights and obligations of the Lease remain effective and apply to the Expansion Premises. The term of the Lease, including the Premises and Expansion Premises, expires on January 31, 2032.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: November 30, 2021	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer